Exhibit (a)(1)(iv)

Instructions for Withdrawal

of

Previously Tendered Shares

of

NexPoint Capital, Inc.

(the “Company”)

If you tendered to the Company, a Delaware corporation registered under the Securities Act of 1933, as amended, as a closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended, in connection with the offer by the Company to purchase for cash up to 1% of its outstanding common stock, par value $0.001 per share (the “Shares”), upon the terms and subject to the conditions set forth in the offer to purchase dated August 21, 2026 (the “Offer to Purchase”) and the Company’s related letter of transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase, each as amended or supplemented from time to time, constitutes the Company’s “Offer”), and you wish to withdraw all or any of your tendered Shares, please fill out the attached Notice of Withdrawal. If your Shares are registered in the name of your broker, dealer, commercial bank, trust company or other nominee (“Nominee Holder”), contact that Nominee Holder to withdraw your tendered Shares.

1. Withdrawal. If you have tendered your Shares pursuant to the Offer, you may withdraw your Shares previously tendered by completing, executing and sending the attached “Notice of Withdrawal” to the address set forth on the first page of the Notice of Withdrawal. If your Shares are registered in the name of your broker or other Nominee Holder, contact that Nominee Holder to withdraw your tendered Shares.

2. Delivery of Notice of Withdrawal. LODAS Transfer, LLC (the “Tender Agent”) must receive the Notice of Withdrawal prior to 4:00 p.m., New York City time, on September 22, 2026 (the “Expiration Date”), unless the Offer is extended. The method of delivery of any documents related to a withdrawal is at the option and risk of the withdrawing holder of Shares. Any documents related to a withdrawal will be deemed delivered only when actually received by the Tender Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. If your Shares are registered in the name of your broker or other Nominee Holder, you may need to allow such Nominee Holder additional time to withdraw your tendered Shares. You should consult your broker or other Nominee Holder to determine if there is an earlier deadline by which you must inform such Nominee Holder of any decision to withdraw your tendered Shares.

3. Procedures. The Notice of Withdrawal must specify the name of the Company, name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder of Shares, if different from that of the person who tendered such Shares. If this Notice of Withdrawal is signed by trustees, executors, administrators, guardians, agents, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, should indicate location of signing and must submit proper evidence satisfactory to the Company of their authority to so act.

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NOTICE OF WITHDRAWAL

of Shares of

NexPoint Capital, Inc.

(the “Company”)

Previously Tendered

Pursuant to the Offer to Purchase Dated August 21, 2026

THE WITHDRAWAL DEADLINE IS 4:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 22, 2026,

UNLESS THE OFFER IS EXTENDED

This Notice of Withdrawal is Submitted to:

LODAS Transfer, LLC

By First Class Mail, By Overnight Courier, By Hand:

NexPoint Advisors, L.P.

c/o LODAS Transfer, LLC

1710 Keller Parkway #1981

Keller, TX 76248

If you have any questions regarding this Notice of Withdrawal, please contact LODAS Transfer, LLC at 1-833-586-1960.

DESCRIPTION OF SHARES WITHDRAWN

Name of Company: NexPoint Capital, Inc.
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Shares Withdrawn*
1 ☐ All 2 ☐ Partial:____________________
* Unless otherwise indicated, it will be assumed that all Shares are being withdrawn.

This Notice of Withdrawal is to be completed if you tendered Shares of the Company in connection with the Offer and wish to withdraw Shares tendered.

Signatures are required on the next page.

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NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW.

PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS

NOTICE OF WITHDRAWAL CAREFULLY.

Name of Company:	NexPoint Capital, Inc.

Signature(s) of Owner(s):	________________________________________________________________

Date: ____________, 2026

Printed Names:	_________________________________________________________________

Capacity and Location Signed:	_________________________________________________________________

Address: __________________________________________________________________

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